As filed with the Securities and Exchange Commission on November 30, 2012

File No. 333-165830

File No. 333-177907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-165830

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-177907

UNDER

THE SECURITIES ACT OF 1933

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	75-2182440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

(Address of principal executive offices)

PlainsCapital Corporation 2010 Long-Term Incentive Plan

PlainsCapital Corporation 2009 Long-Term Incentive Plan

(Full titles of the plans)

Alan B. White

Chief Executive Officer

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

(Name and address of agent for service)

(214) 252-4000

(Telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000	Mitchell S. Eitel Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-3588	Scott J. Luedke PlainsCapital Corporation 2323 Victory Avenue Suite 1400 Dallas, TX 75219 (214) 252-4000	Greg R. Samuel Haynes and Boone, LLP 2323 Victory Avenue Suite 700 Dallas, TX 75219 (214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by PlainsCapital Corporation, a Texas corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration No. 333-165830 filed on Form S-8 on April 1, 2010, which registered the offering of 991,719 shares of Original Common Stock, par value $0.001 per share; and

•	Registration No. 333-177907 filed on Form S-8 on November 10, 2011, which registered the offering of 4,000,000 shares of Original Common Stock, par value $0.001 per share.

On May 8, 2012, the Company entered into an Agreement and Plan of Merger with Hilltop Holdings Inc., a Maryland corporation (“Hilltop”), and Meadow Corporation, a Maryland corporation and wholly owned subsidiary of Hilltop (“Meadow”), pursuant to which the Company will merge with and into Meadow, with Meadow continuing as the surviving corporation following the merger.

In connection with the pending merger, the offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 30, 2012.

PLAINSCAPITAL CORPORATION

By:	/s/ Alan B. White
Name:	Alan B. White
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Alan B. White Alan B. White	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John A. Martin John A. Martin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeff Isom Jeff Isom	Executive Vice President of Finance and Accounting (Principal Accounting Officer)

Charlotte Jones Anderson	Director

* Tracy A. Bolt	Director

/s/ Hill A. Feinberg Hill A. Feinberg	Director

/s/ James R. Huffines James R. Huffines	Director

* Lee Lewis	Director

Andrew J. Littlefair	Director

Michael T. McGuire	Director

A. Haag Sherman	Director

* Robert Taylor, Jr.	Director

*By:	/s/ Alan B. White Alan B. White Attorney-in-fact